Exhibit 99


                         FORM 5 JOINT FILER INFORMATION

Name:                           Paul Caland

Address:                        c/o Robert T. Tucker, Esq.
                                61 Purchase Street
                                Rye, NY 10508

Designated Filer:               St. Cloud Investments, Ltd.

Issuer & Ticker Symbol:         Miravant Medical Technologies (MRVT)

Date of Event Requiring
Statement:                      12/31/04

Signature:                      /s/ Paul Caland
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